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                                                                     EXHIBIT 4.9

                        CITIGROUP GLOBAL MARKETS LIMITED
         CITIGROUP CENTRE, CANADA SQUARE, CANARY WHARF, LONDON E14 5LB

                                                                 August 22, 2003

NAM TAI ELECTRONICS, INC.
P.O. Box 3342, Road Town
Tortola, British Virgin Islands

Ladies and Gentlemen:

Nam Tai Electronics, Inc., a company incorporated under the laws of the British Virgin Islands (the "SELLER") proposes, subject to the terms and conditions stated herein, to sell the Hong Kong dollar denominated 3% convertible Notes due 2005 ("NOTES") with interest payable semi-annually issued by and with rights, subject to the terms and conditions of the Notes to, and convertible into ordinary shares of TCL International Holdings Limited (the "COMPANY"), a company incorporated under the laws of the Cayman Islands and whose shares are listed on The Stock Exchange of Hong Kong, to Citigroup Global Markets Limited, a company incorporated under the laws of England (the "PURCHASER"). The Seller has entered into an Amendment to the Subscription Agreement with the Company dated as of the date hereof to permit global clearing and settlement of the Notes through Clearstream (as defined herein) and Euroclear (as defined herein). Notes in the principal amount of 40,000,000 (the "Securities") are to be sold hereunder to the Purchaser by Nam Tai Electronics, Inc. The Securities will be purchased by the Purchaser in the form of a Global Note in accordance with Regulation S ("Regulation S") under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and subject to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited in relation to such trades, subject, however, to the additional matters set out below. The Seller understands that the Securities may be resold by the Purchaser outside the United States pursuant to Regulation S. Terms not otherwise defined herein shall have the meaning ascribed to them in the terms and conditions of the Notes.

SELLER'S REPRESENTATIONS AND WARRANTIES

l. The Seller represents and warrants to, and agrees with, the Purchaser, as of the date hereof and as of the Closing Date (as defined in Section 4 below), that:

(a) Corporate power and authority. It has full power under its constitutive documents and applicable law, and all authorizations, approvals, consents and licenses required by it or its affiliates, including those prescribed by the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, if applicable, have been unconditionally obtained and are in full force and effect, to permit it to enter into and perform this Agreement; and this

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Agreement has been duly authorized, executed and delivered by it and is a valid and binding Agreement of it enforceable in accordance with its terms;

(b) No conflicts, etc. The sale and delivery of the Securities and the compliance by it with all of the provisions of this Agreement, as well as the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provision of, or constitute a material default under any agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or any statute or any order, rule (including the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited), or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets;

(c) Title to the Securities. No person has any conflicting right, contingent or otherwise, to purchase or to be offered any of the Securities; the Seller has valid title to, and the legal right and the power to sell and transfer full beneficial and legal interest in, the Securities, and transfer of the Securities to the Purchaser will pass title to such Securities, free and clear of all Security Interests, liens, encumbrances, equities or other claims together with all rights and advantages now and hereafter attaching to such Securities; the ordinary shares to be issued upon the exercise of the conversion right under the Notes will rank pari passu in all respects with other ordinary shares of the Company;

(d) No stamp taxes. No VAT or stamp or other issuance or transfer taxes or duties are payable in connection with the sale and delivery of the Securities in the manner contemplated hereunder or the consummation of any other transaction contemplated herein in connection with the sale of such Securities;

(e) No manipulation. None of the Seller, any of its affiliates or any person acting on its or their behalf has or will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, any Securities or any right to purchase Securities or securities convertible into or exchangeable or exercisable for Securities that is designed to or that has constituted, or that might reasonably be expected to cause or result in, manipulation of the price of any security of the Company;

(f) No inside information. The Seller is not aware of any information (including without limitation any information regarding any material adverse change or prospective material adverse change in the condition of, or any actual, pending or threatened litigation, arbitration or similar proceeding involving, the Company) that is not described in the Company's most recent annual report or subsequent public information releases (collectively, the "Publicly Available Information") that is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company and its subsidiaries: to the best of its knowledge, the Publicly Available Information is accurate and complete in all material respects; and the sale of the Securities will not constitute an insider dealing under the Division 4 of the Securities and Futures Ordinance (Cap. 571) or other applicable law or regulations prohibiting "insider dealing" in securities;

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(g)      No directed selling efforts. None of the Seller, any of its affiliates or any person acting in or its or their behalf has engaged or will engage in any directed selling efforts with respect to the securities as defined in Regulation S.

(h) Neither the Seller, nor any of its affiliates (as defined in Rule 501(b) of Regulation D), or my person acting on its or their behalf (i) has made or will make offers or sales of any security or solicited or will solicit offers to buy, or otherwise negotiated or will negotiate in respect of, any security, under circumstances that would require the registration of the Securities under the Securities Act; or (ii) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States; the Securities are not of the same class (within the meaning of Rule 144A) as securities listed on a national securities exchange registered under Section 6 of the U.S. Exchange Act of 1934 or quoted in a U.S. automated inter-dealer quotation system.

SALE AND PURCHASE

2. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell the Securities to the Purchaser at an aggregate price of HK $39,555,068.49 (the "PURCHASE PRICE). The Purchaser agrees to purchase the Securities at the Purchase Price. The Purchaser and the Seller agree that the Purchase Price is inclusive of interest accrued on the Notes from May 9, 2003 up to August 25, 2003.

PURCHASER'S  REPRESENTATIONS AND WARRANTIES

3. The Purchaser represents and warrants to, and agrees with, the Seller that neither it nor any affiliate has engaged or will engage in directed selling efforts with respect to the Securities, as defined in Regulation S under the Securities Act.

SETTLEMENT

4. Unless otherwise agreed by the parties, completion of the sale and purchase of the Securities will take place on August 22, 2003 (the "CLOSING DATE").

The Securities to be purchased by the Purchaser hereunder will be presented by a definitive global Security in book-entry form that will be deposited by or on behalf of the Company with a common depositary for Clearstream Banking, societe anonyme ("CLEARSTREAM ) and Euroclear Bank, SA/N.V., as operator of the Euroclear System ("EUROCLEAR").

On the Closing Date, the Seller will (i) cause the Issuer to transfer the Securities to the account of the Purchaser at Euroclear and Clearstream, respectively by issuing transfer instructions thereof; (ii) deliver the original definitive Certificate representing the Securities to the Issuer; and (iii) deliver to the Purchaser an officers' certificate in substantially the form attached hereto as Exhibit 1.

Upon receiving confirmation on August 25, 2003 that the Securities have been credited to Citigroup Global Markets Limited's Euroclear account No. 90895, the Purchaser shall forthwith pay the Purchase Price by wire transfer in immediately available Federal funds to the following account:

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         Bank: Hong Kong Shanghai Banking Corporation Limited, 1 Queen's Road
         Central, Hong Kong
         Account name: Nam Tai Group Management Limited
         Account number 500-815287-001

Upon confirmation of receipt of (i) the Purchase Price by the Seller and (ii) the Securities by the Purchaser, the Purchaser and the Seller shall execute and deliver the cross-receipts for the payment and delivery of Securities. All transactions, deliveries and payments at the closing are deemed to take place simultaneously, and no transaction, delivery or payment is deemed to be completed until all transactions, deliveries and payments at the closing have been completed.

SELLER'S COVENANTS

5.       The Seller covenants and agrees with the Purchaser that:

(a) Prompt Payment, It will promptly pay or transfer to or to the order of the Purchaser, on behalf of the purchasers of the Securities, as the case may be, upon receipt, any dividend or distribution declared or other rights declared or distributed by the Company in respect of the Securities for which a record date occurs on or after the date hereof;

(b) Further Assurances. It undertakes, at its own expense, to execute all such documents and do all such acts and things as the Purchaser may reasonably require in order to give effect to the terms of this Agreement and to enable the sale and purchase of the Securities to be carried out and given full force and effect;

(c) Notice. It will notify the Purchaser forthwith if on or prior to the Closing Date it comes to the Seller's knowledge that any of the representations, warranties, undertakings or agreements set out in Section 1 above ceases to be true and accurate or becomes misleading in any respect or that there has been any breach of any of such representations, warranties, undertakings or agreements.

EXPENSES

6. Except as may otherwise be provided in this Agreement, each party shall bear its own fees disbursements, costs and expenses incident to the performance of its obligations hereunder; except that the Seller shall bear all of the costs of VAT, stamp duties, depositary fees, transfer taxes and duties incident to the sale and delivery of the Securities to the Purchaser. The agreements and covenants of the Seller in this Section 6 shall survive termination of this Agreement.

CLOSING CONDITIONS

7. The obligations of the Purchaser hereunder shall be subject to the following conditions:

(a) Representations and Warranties. All representations and warranties and other statements herein by the Seller are, at and as of the Closing Date, true and correct;

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(b)      No Adverse Change. Prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Company's most recent annual report or subsequent information releases issued prior to the Closing Date that, in the reasonable judgment of the Purchaser, is material and adverse and that makes it, in the reasonable judgment of the Purchaser, impracticable to conduct the placement of the Securities in the manner contemplated herein;

(c) Global Note. On or prior to the Closing Date, the Securities to be purchased by the Purchaser hereunder will be presented by a definitive global Security in book-entry from that will be deposited by or on behalf of the Company with a common depositary for Clearstream and Euroclear.

(d) Securities Certificates. The Seller shall have on or prior to the Closing Date delivered to the Issuer the definitive Certificates issued on November 8, 2002 representing the Securities.

(e) The closing of the purchase of the relevant Notes pursuant to (i) a purchase agreement between the Purchaser and United Asset Investments Limited dated the date hereof in relation to principal amount HK$210,000,000 of the Notes and (ii) a purchase agreement between the purchase and Go-Win Limited dated the date hereof in relation to principal amount HK$ 100,000,000 of the Notes, shall occur concurrently with the closing of the sale and purchase of the Securities described herein.

The purchaser, in its sole discretion, may waive any of the foregoing conditions. If any condition to the Purchaser's obligations has not been satisfied prior to delivery of, and payment for, the Securities on the Closing Date, the Purchaser may elect, in its sole discretion, to terminate this Agreement. Sections 6, 8, 11, 12 and 13 shall survive any such termination.

INDEMNITY

8.       (a)      Indemnity. The Seller will indemnify and hold harmless the
Purchaser against any losses, claims, damages or liabilities to which the Purchaser may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relate to or arise out of any breach or alleged breach of the representations and warranties, covenants or other undertakings of the Seller in this Agreement or the Purchaser's participation in the transaction contemplated by this Agreement, other than any losses, claims, damages or liabilities that result from the Purchaser's bad faith or gross negligence; and the Seller agrees to reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred.

(b) Scope. The obligations of the Seller under this Section 8 shall be in addition to any liability that the Seller may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees and controlling persons within the meaning of the Securities Act, as the case may be, of the Purchaser and each of its affiliates within the meaning of the Securities Act (and shall include the partners of any such affiliate).

The obligations of the Seller set forth in this section 8 shall survive termination of this Agreement.

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         DISCLOSURE

9. Prior to the Closing Date, except as may be required by applicable law or regulation, the transactions contemplated by this Agreement may not be publicly disclosed to any third party (other than to the Company and professional advisors to the Seller) or otherwise publicly referred to by the Seller without the prior written consent of the Purchaser.

SURVIVAL OF REPRESENTATIONS

10. The indemnities, agreements, representations, warranties and other statements of the Seller, as set forth in this Agreement or made by or on behalf of it, shall remain in full force and effect and shall survive delivery of and payment for the Securities.

11. All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered or sent by mail and facsimile transmission, if to the Purchaser to Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England fax: (44) 207-986-1929; and, if to the Seller to Nam Tai Group Management Limited, 15th Floor, China Merchants Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong, fax: 4852 2263 1223, Attention: Li Shi Yuen, Joseph. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

SUCCESSORS, ASSIGNS, ETC.

12. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser and the Seller and, to the extent provided herein, any directors, officers, employees, controlling persons or affiliates of the Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Time shall be of the essence in this Agreement.

GOVERNING LAW

13. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong for the time being in force and the Parties hereby irrevocable submit to the non-exclusive Jurisdiction of the Hong Kong courts.

COUNTERPARTS

14. This Agreement may be executed by any one or both of the parties hereto in any number of counterparts and via facsimile, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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If the foregoing is in accordance with your understanding, please sign and return to us an original counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Seller and the Purchaser.

Very truly yours,

CITIGROUP GLOBAL MARKETS LIMITED

By: /s/
    ---------------------------------
    Name:
    Title:

Accepted as of the date hereof:

NAM TAI ELECTRONICS, INC.

By: /s/ Li Shi Yuen, Joseph
    ---------------------------------
    Name: Li Shi Yuen, Joseph
    Title: President and Chief Executive Officer

    For and on behalf of
    NAM TAI ELECTRONICS, INC.

By: /s/ Li Shi Yuen, Joseph
    ---------------------------------
        Authorized Signature 23HA

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                                                                       EXHIBIT 1

                          FORM OF OFFICERS' CERTIFICATE

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